1 Appendix ‒ Supplementary Materials Exhibit 99.2

2 Investment Portfolio Securities Impacted by SSFA Book Value ($BN) Avg. Rating Avg. Book Yield 6/30 RWA before SSFA ($BN) 6/30 RWA w/SSFA ($BN) 1/1/15 SSFA RWA ($BN) w/ Runoff and Reinvestment UK RMBS $8.6 AAA 2.84% $1.4 $2.9 $2.8 Australian RMBS 2.8 AA 5.68% 1.9 18.1 7.6 Netherlands RMBS 2.7 AAA 1.87% 0.7 3.1 6.0 FFELPS Student Loans 16.4 AA 1.15% 3.4 8.6 8.1 US RMBS Re-securitizations 1.2 AA 3.05% 0.4 3.1 0.9 All Other2 26.1 AAA 2.07% 8.0 9.2 8.2 Total Impact From Higher-rated Securities 57.8 15.8 45.0 33.6 US RMBS Lower-rated Securities 3.3 BBB 3.03% 21.4 2.9 2.1 Total $61.1 $37.2 $47.9 $35.7 Appendix Estimated Impact of SSFA on STT Regulatory Capital as of 6/30/121 1 Assumes implementation of SSFA on State Street’s investment portfolio, as constructed as of 6/30/12, based on State Street’s understanding of the SSFA, the proposed rules regarding which are not final. 2 All Other: ABS, CMBS, and other FRMBS.

3 Appendix Support for High Quality Assets Asset Class Commentary Book Value ($BN) (6/30/12) Avg. Mkt/Bk (6/30/12) After-Tax Unreal MTM Gain (Loss) ($MN) 6/30/12 3/31/12 UK RMBS • AAA average credit quality: 89% AAA, 5% AA, 6% A • Predominantly prime mortgages loans with sound performance history. On a weighted average basis total arrears are 3.16% and cumulative net losses are 0.31%, with credit enhancement of 20.02%. The majority of this portfolio represents the highest quality borrowers in the UK mortgage market with relatively low LTVs, resulting in resilient performance during the recent recessionary periods. ‒ Avg. CE: 19.98% ‒ HCL .25% ‒ SFL 2.69% ‒ Coverage 7.42X $8.6 99.84 $(8) $(21) Australian RMBS • AA average credit quality: 45% AAA, 19% AA, 36% A • Prime mortgage portfolio which has performed very well historically. Average total arrears on the portfolio are 2.3% and losses are zero, with weighted average credit enhancement of 3.3%. Over half of the portfolio is directly supported by Lenders Mortgage Insurance, and over 98% of the supporting LMIs are currently rated AA/A. Lenders are regulated tightly on assessment of key underwriting characteristics to create market wide consistency, with strong oversight provided by the mortgage insurers. ‒ Avg. CE: 3.63% ‒ HCL 0.0% ‒ SFL .50% ‒ Coverage 7.26X 2.8 97.55 (41) (38) CE = Credit enhancement; HCL = Historic cumulative loss; SFL = Stressed future loss

4 Appendix Support for High Quality Assets Asset Class Commentary Book Value ($BN) (6/30/12) Avg. Mkt/Bk (6/30/12) After-Tax Unreal MTM Gain (Loss) ($MN) 6/30/12 3/31/12 Netherlands RMBS • AAA average credit quality: 98% AAA, 2% AA • Prime mortgage portfolio. Historically one of the best performing sectors in Europe, average total arrears on the portfolio are 1.2% and loss levels are 0.1%, with weighted average credit enhancement of 9.5%. The Dutch mortgage market is characterized by a strong credit culture and full recourse loans resulting in low delinquencies, defaults, and very low loss levels. ‒ Avg. CE: 9.33% ‒ HCL .09% ‒ SFL .50% ‒ Coverage 18.67X $2.7 100.12 $2 $(4) CE = Credit enhancement; HCL = Historic cumulative loss; SFL = Stressed future loss

STATE STREET

Appendix

Support for High Quality Assets

Asset Class	Commentary	Book Value ($BN) (6/30/12)	Avg. Mkt/Bk (6/30/12)	After-Tax Unreal MTM Gain (Loss) ($MN) 6/30/12	After-Tax Unreal MTM Gain (Loss) ($MN) 3/31/12
Govt. Student Loans (FFELP)	• AA average credit quality: 26% AAA, 73% AA, 1% A, <1% BB • FFELP loans are reinsured by the U.S. Department of Education for at least 97% of defaulted principal and accrued interest. • Securitizations contain additional credit support in the form of overcollateralization, subordination, and excess spread which is available to absorb losses not covered by the government guarantee. Majority of our positions have support in excess of 100% when combining the government guarantee and the additional credit support. – Avg. CE: >100% - 97% government guarantee + 8.00% CE – HCL have been minimal, averaging 10 to 50 bps. Period losses are typically covered by available excess spread. – SFL: 12% - Historic default rate before government guarantees with 0% recoveries – With >100% Avg. CE, evaluated with minimal risk of loss	$16.4	97.06	$(294)	$(341)
US RMBS Re-securitizations	• AA average credit quality: 46% AAA, 4% AA, 48% A, 2% B • A re-securitization, or re-REMIC, is the creation of a new structure from bonds that trade in the secondary market. Typically, re-securitizations are created to add credit enhancement to protect investors from principal loss, downgrade, and/or impairment. • Our portfolio consists entirely of the senior-most bonds, or "super senior" tranche, within the re-REMIC structure. These bonds are enhanced such that principal writedowns and downgrades are unlikely. They also offer an attractive yield profile with less risk of impairment versus the underlying bond. – Avg. CE: 47.7% – HCL 5.40% – SFL 15.50% – Coverage 3.07X	1.2	99.04	(7)	(6)

CE = Credit enhancement; HCL = Historic cumulative loss; SFL = Stressed future loss

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6 Appendix Definitions SFL Stressed future losses, or SFL, are State Street’s estimate of potential future losses under a stressed economic scenario. State Street can not provide a generic calculation applicable across all asset classes as our estimates for each asset class are unique and in many cases are not a calculation, but a figure based upon our subjective assessment of relevant worst case historical performance. In the cases where we calculate a projected loss ourselves we describe the calculation in the slides. As SFL can be based upon historical worst case scenarios, SFL will vary among the asset classes, which we describe in our slides. Certain assumptions made by State Street in estimating SFL for various asset classes are set forth below. HCL Historical cumulative loss, or HCL, is determined by State Street based upon data obtained from third party providers. Average CE Average credit enhancement, or avg. CE, is determined by State Street based upon data obtained from third party providers. CE can include excess spread for the most recent year, over- collateralization, cash reserves, and subordination. Coverage Coverage is calculated by dividing CE by SFL, which results in the coverage multiple. Coverage is provided as a measure of excess enhancement above our projected future losses under a stressed economic scenario. For subprime, non-agency prime MBS, and Alt-A, coverage is calculated by dividing the break even loss value by SFL. The break even loss is calculated by a third party provider. It represents the loss value a bond can withstand before experiencing a principal loss after giving benefit to all credit enhancement, both structural and excess spread, as well as any discount to the carrying value of the bond (eg. due to purchase discount or impairment).

7 Appendix Definitions In performing these calculations, State Street collects and uses information provided by third-party providers. The information we used to create these slides included information from the latest surveillance reports that included data from servicer reports received during the most recent month. Third-party sources use assumptions, judgments and estimates in determining data, and different third parties may provide different data. It should be noted that certain securities report on a quarterly vs. monthly basis. For those securities, the most recent available information was used. It should be noted that industry information, rather than portfolio experience was used in certain instances where industry information resulted in a more conservative approach. State Street does not independently verify the data obtained from third-party providers that is used in determining and estimating SFL, HCL, Avg. CE and Coverage and the information is subject to the risk of inaccuracy. State Street’s estimates are based upon various subjective assumptions, and there is no assurance that these assumptions accurately predict maximum potential or likely future losses.

8 Appendix ‒ Non-GAAP Measures

STATE STREET

Appendix

STATE STREET CORPORATION

RECONCILIATIONS OF OPERATING-BASIS (NON-GAAP) FINANCIAL INFORMATION

In addition to presenting State Street's financial results in conformity with GAAP, management also presents results on a non-GAAP, or "operating," basis, as it believes that this presentation supports meaningful comparisons from period to period and the analysis of comparable financial trends with respect to State Street's normal ongoing business operations. The tables presented below reconcile operating-basis financial information to financial information prepared and reported in conformity with GAAP.

(Dollars in millions, except per share amounts)	Six Months Ended June 30, 2012	Six Months Ended June 30, 2011	Quarters Ended June 30, 2012	Quarters Ended March 31, 2012	% Change 2012 YTD vs. 2011 YTD	% Change Q2 2012 vs. Q1 2012
Total Revenue:						
Total revenue, GAAP basis	$ 4,844	$ 4,852	$ 2,423	$ 2,421		
Add: Tax-equivalent adjustment not included in reported results	62	64	31	31		
Loss on sale of Greek investment securities	46	-	46	-		
Less: Discount accretion related to former conduit securities	(123)	(113)	(74)	(49)		
Total revenue, operating basis	$ 4,829	$ 4,803	$ 2,426	$ 2,403	0.5%	1.0%
Expenses:						
Total expenses, GAAP basis	$ 3,607	$ 3,476	$ 1,772	$ 1,835		
Less: Acquisition costs	(28)	(27)	(15)	(13)		
Restructuring charges, net	(30)	(9)	(22)	(8)		
Litigation settlement costs	(22)	-	(7)	(15)		
Total expenses, operating basis	$ 3,527	$ 3,440	$ 1,728	$ 1,799	2.5%	(4.0)%
Diluted Earnings per Common Share:						
Diluted earnings per common share, GAAP basis	$ 1.83	$ 1.93	$ .98	$ .85		
Add: Acquisition costs, net of income taxes	.04	.04	.02	.02		
Restructuring charges, net of income taxes	.04	.01	.03	.01		
Litigation settlement costs, net of income taxes	.03	-	.01	.02		
Loss on sale of Greek investment securities, net of income taxes	.06	-	.06	-		
Less: Discount accretion related to former conduit securities, net of income taxes	(.15)	(.14)	(.09)	(.06)		
Diluted earnings per common share, operating basis	$ 1.85	$ 1.84	$ 1.01	$ .84	0.5%	20.2%
Return on Average Common Equity:						
Return on average common equity, GAAP basis	9.4 %	10.6 %	10.0 %	8.8 %		
Add: Acquisition costs	0.2	0.2	0.2	0.2		
Restructuring charges	0.2	0.1	0.3	0.1		
Litigation settlement costs	0.2	-	0.1	0.2		
Loss on sale of Greek investment securities	0.3	-	0.6	-		
Less: Discount accretion related to former conduit securities	(0.8)	(0.8)	(0.9)	(0.7)		
Return on average common equity, operating basis	9.5 %	10.1 %	10.3 %	8.6 %	(60) bps	170 bps

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STATE STREET

Appendix

STATE STREET CORPORATION

RECONCILIATION OF TIER 1 COMMON RATIO
As of June 30, 2012

The table set forth below reconciles State Street's tier 1 common ratio calculated in conformity with current regulatory guidelines and currently applicable regulatory requirements, the latter referred to as Basel I, to State Street's estimated tier 1 common ratio calculated in conformity with Basel III as State Street currently understands the impact of the Basel III requirements, which were issued by the Basel Committee on Banking Supervision in 2010. The table also presents information with respect to the estimated impact of the recently issued U.S. Notices of Proposed Rulemaking, or NPRs, on State Street's estimated tier 1 common ratio as of June 30, 2012.

(Dollars in millions)	Current Requirements [1] (Basel I)		Original Basel III Requirements [2] (Basel Committee)	Basel III NPRs with Impact of SSFA [3]	Basel III NPRs with SSFA, Run-Off/Reinvestment and GSAS [4]
Tier 1 risk-based capital	$ 13,976	A	$ 13,359	$ 13,435	$ 12,885
Less:					
Trust preferred securities	950		637	713	713
Preferred stock	500		500	500	500
Plus:					
Other	-		-	58	58
Tier 1 common capital	12,526	B	12,222	12,280	11,730
Total risk-weighted assets	70,105	C	96,167	111,374	99,195
Tier 1 common ratio	17.9%	B/C	12.7%	11.0%	11.8%

[1] The tier 1 common ratio was calculated by dividing (a) tier 1 risk-based capital calculated in conformity with Basel I less non-common elements including qualifying perpetual preferred stock, qualifying minority interest in subsidiaries and qualifying trust preferred securities (tier 1 common capital) by (b) total risk-weighted assets, which were calculated in conformity with Basel I.

[2] For purposes of the calculations in conformity with the original Basel III requirements issued by the Basel Committee on Banking Supervision in 2010, total risk-weighted assets were calculated using State Street's estimates, based on the original Basel III requirements and related published statements of U.S. banking regulators, of the effects of the original Basel III requirements expected to affect capital beginning in 2013. The tier 1 common ratio was calculated by dividing (a) tier 1 common capital (as described in footnote [1]), but with tier 1 risk-based capital calculated in conformity with the original Basel III requirements, by (b) total risk-weighted assets, which are calculated in conformity with Basel III. While U.S. banking regulators have published NPRs, as described below, there remains considerable uncertainty concerning the timing for finalization and implementation of Basel III in the U.S. When finalized, the proposed rules may reflect modifications or adjustments. Therefore, State Street's current understanding of the original Basel III requirements, as reflected above, may differ from the ultimate application of Basel III upon implementation in the U.S.

- Tier 1 risk-based capital decreased by $617 million, as a result of applying estimated Basel III requirements to tier 1 risk-based capital of $13.976 billion as of June 30, 2012.
- Tier 1 common capital used in the calculation of the tier 1 common ratio was $12.222 billion, reflecting the adjustments to tier 1 risk-based capital described in the first bullet above. Tier 1 common capital used in the calculation is therefore calculated as adjusted tier 1 risk-based capital of $13.359 billion less non-common elements of capital, composed of trust preferred securities of $637 million and preferred stock of $500 million as of June 30, 2012, resulting in tier 1 common capital of $12.222 billion. At June 30, 2012, there was no qualifying minority interest in subsidiaries.
- Total risk-weighted assets used in the calculation of the tier 1 common ratio increased by $26.062 billion as a result of applying estimated Basel III requirements to total risk-weighted assets of $70.105 billion as of June 30, 2012.

In June 2012, U.S. banking regulators issued three concurrent NPRs. These NPRs propose to revise the current U.S. regulatory capital framework and incorporate changes made by the Basel Committee on Banking Supervision to the Basel capital framework. The NPRs also propose to implement relevant provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act and restructure the U.S. capital rules into a harmonized, codified regulatory capital framework. The NPRs are currently in a comment period, with comments due in October 2012.

Footnotes (3) and (4) below describe State Street's estimated tier 1 common ratio as it would be affected by the NPRs, primarily the application of the Simplified Supervisory Formula Approach, or SSFA, as well as the estimated effect of run-off and reinvestment through December 2014 and the estimated effect of the planned acquisition of Goldman Sachs Administration Services, or GSAS, which is expected to be completed in the fourth quarter of 2012. These estimates are subject to change based on regulatory clarifications, further analysis, the results of industry comment on the NPRs and other factors.

[3] Presents ratios calculated in conformity with original Basel III requirements as generally described in footnote [2], but incorporates the estimated impact of the U.S. NPRs, including, among other things, application of the SSFA, the net impact of which is estimated to increase total risk-weighted assets by $15.207 billion, from $96.167 billion calculated as described in footnote [2] to $111.374 billion.

[4] Presents ratios calculated in conformity with original Basel III requirements as described in footnote [2], the effect of application of the SSFA as described in footnote [3], the effect of run-off of investment securities as they mature or pay down and are replaced by subsequent reinvestment into new securities from July 2012 through December 2014, and the effect of the planned acquisition of GSAS. The net impact of run-off and subsequent reinvestment and the GSAS acquisition is estimated to reduce total risk-weighted assets by $12.179 billion, from $111.374 billion to $99.195 billion.

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